Amendments I and II to reinsurance agreement 5356-1 (Automatic Coinsurance Bulk Universal Life) between the CENTURY LIFE OF AMERICA of Waverly, Iowa, and the GENERAL REASSURANCE CORPORATION of Stamford, Connecticut.

Amendment                    I.
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Schedule C is hereby voided and replaced by the attached Schedule C - Amended, effective January 22, 1986.

Amendment                   II.
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Effective January 22, 1986, the attached Schedule F, pages 6-8 are hereby added to this agreement.

All provisions of the reinsurance agreement not in conflict with the provisions of these amendments will continue unchanged.

These amendments are signed in duplicate at the dates and places indicated with an effective date of January 22, 1986.

Date: June 17, 1987                       CENTURY LIFE OF AMERICA
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Place: Waverly, IA                        By: /s/ Daniel E. Meylink Sr.
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Witness: /s/ James P Anderson             Title: Senior Vice President - Finance
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                                                 and Information Services


Date: May 15, 1987                        GENERAL REASSURANCE CORPORATION
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Place: Stamford, CT                       By: /s/ J M Jackson
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Witness: /s/ Brian G. Holland             Title: Sr. V.P.
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